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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITOR

          We have issued our report dated November 18, 1997, accompanying the financial statements of Buckhead Community Bancorp, Inc. as of and for the period ending October 31, 1997, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                        /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
February 3, 1998